UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2009
Date of Report (Date of earliest event reported)

CALECO PHARMA CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 410-103 East Holly Street,
National Bank Building,
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 306-1133
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2009, Caleco Pharma Corp. (the “Company”) entered into a license agreement (the “License Agreement”) with Caleco Pharma Europe S.L. (“SL”), a Spanish Corporation, whereby the Company granted SL an exclusive license in the European Continent to market and exploit certain products the Company has developed or is developing. These products include the Company’s Food Supplements (Lamiridosin), Hair and Dermatological Products (LamiriShampoo, LamiriHair Conditioner, LarimiHair Tonic, LamiriGel and LamiriCreme), Energy Drinks (KTKin) and Chewing Gum (KTK Chewing Gum and KTKids Children Chewing Gum) (collectively, the “Products”). The formulations of these products are derived from the Company’s proprietary technology.

In consideration of the grant of the exclusive license, SL has agreed to pay and issue the following:

(a)

issue to the Company such number of shares of SL that equals 10% of SL’s outstanding share capital (the “SL Shares”). The Company’s 10% interest in the share capital of SL is non-dilutive as long as SL’s outstanding share capital is 1,000,000 Euros or less. If SL’s share capital is above 1,000,000 Euros and it offers to issue additional shares, the Company will have a right to purchase 10% of the offered shares.

(b)	pay a royalty of five percent (5%) of its gross sales of the Products to the Company.

In addition to SL’s exclusive license, SL will have the right to sub-license the Products in the European continent. The Company or SL will also have the right to assign its entire interest in the License Agreement subject to the mutual agreement of the parties. Any refusal by the parties will not be considered reasonable if the transaction that is the subject of the refusal is in accordance with internationally accepted standards for the licensing of products.

Under the License Agreement, the Company has the right to select the manufacturer to manufacture the Products in the European continent. Once a manufacturer has been selected by the Company, SL will be responsible for all payments to the manufacturer.

The term of the exclusive license is for a period of twenty (20) years. The Company may terminate the License Agreement if SL does not achieve the following annual gross revenues: (i) $3,000,000 from the sale of the Products during the period of July 31, 2012 to July 30, 2013; (ii) $5,000,000 from the sale of the Products during the period of July 31, 2013 to July 30, 2014; and (iii) $12,000,000 from the sale of the Products during the period of July 31, 2014 to July 30, 2015.

A copy of the License Agreement is attached as an exhibit to this report.

SECTION 7 – REGULATION FD

ITEM 7.01        REGULATION FD DISCLOSURE.

News Release dated November 4, 2009

Attached as Exhibit 99.1 to this report, and incorporated by reference herein, is a news release issued by the Company on November 4, 2009. The news release announces the entry into the License Agreement, as described above, and the expiry of the Company’s letter of intent with Puleva Biotech S.A.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	License Agreement dated November 1, 2009 between the Company and Caleco Pharma S.L.

99.1	News Release dated November 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALECO PHARMA CORP.
Date: November 4, 2009
	BY:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer